Exhibit 1

TERMS AGREEMENT

January 29, 2015

Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

Ladies and Gentlemen:

We, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC  (the “Representatives”), acting on behalf of the several underwriters named in Schedule I attached hereto (the “Underwriters”), understand that Praxair, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $400,000,000 aggregate principal amount of its 2.650% Notes due 2025 (the “2025 Notes”), $200,000,000 aggregate principal amount of its 3.550% Notes due 2042 (the “2042 Notes”), and $150,000,000 aggregate principal amount of its Floating Rate Notes due 2017 (the “2017 Notes” and, together with the 2025 Notes and the 2042 Notes, the “Offered Securities”), covered by the registration statement on Form S-3 (No. 333-183150) (the “Registration Statement”) filed by the Company. The 2042 Notes will be treated as part of the same series as, and have the same terms as the Company’s 3.55% Notes due 2042 outstanding on the date hereof and as described in the Prospectus Supplement.  Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I attached hereto agree to purchase, severally and not jointly, the Offered Securities in the amounts set forth opposite our respective names on such Schedule.  The closing in respect of the purchase and sale of the Offered Securities shall occur on February 5, 2015 by 10:00 a.m. (the “Closing Date”).

All the provisions contained in the Praxair, Inc. Standard Underwriting Agreement Provisions (August 8, 2012 edition), other than the form of Delayed Delivery Contract attached thereto as Annex I and Terms Agreement attached thereto as Annex II (the “Standard Provisions”), a copy of which is filed as an exhibit to the Registration Statement, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein. Terms defined in the Standard Provisions are used herein as therein defined.

For purposes of Sections 2 and 7 of the Standard Provisions, the only information furnished to the Company by any Underwriter for use in the U.S. Prospectus consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, and the information contained in the third paragraph, the third, fourth and fifth sentences of the sixth paragraph and the eighth, ninth and tenth paragraphs under the caption “Underwriting” in the prospectus supplement.

Date of Basic Prospectus: August 8, 2012

Date of Preliminary Prospectus Supplement: January 29, 2015

Date of Prospectus Supplement: January 29, 2015

Time of Sale: 5:33 p.m., New York City time on January 29, 2015

Names and Addresses of Representatives:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

The Offered Securities shall have the following terms:

Title:	2.650% Notes due 2025	3.550% Notes due 2042	Floating Rate Notes due 2017
Maturity:	February 5, 2025	November 7, 2042	February 3, 2017
Interest Rate:	2.650% per annum	3.550% per annum	Federal Funds Effective Rate +33 basis points
Interest Payment Dates:	Interest will be payable on February 5 and August 5 of each year, commencing August 5, 2015.	Interest will be payable on May 7 and November 7 of each year, as applicable, commencing May 7, 2015.	Interest will be payable on February 3, May 3, August 3 and November 3 of each year, commencing May 3, 2015.
Day Count Convention:	30/360 days	30/360	Actual/360
Redemption Provisions:
The Company may redeem the 2025 Notes at its option, at any time in whole or from time to time in part.

The redemption price for the 2025 Notes to be redeemed on any redemption date that is prior to the 2025 Notes Par Call Date will be equal to the greater of:  (1) the principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the 2025 Make-Whole Amount for the 2025 Notes being redeemed.

The redemption price for the 2025 Notes to be redeemed on any redemption date that is on or after the 2025 Notes Par Call Date will be equal to 100% of the principal amount of the 2025 Notes being redeemed on the redemption date, plus accrued and unpaid interest to the redemption date.

“2025 Notes Par Call Date” means November 5, 2024.

 “2025 Make-Whole Amount” means, as determined by a 2025 Quotation Agent, the sum of the present values of the principal amount of the 2025 Notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the 2025 Notes being redeemed (assuming, for this purpose, that the 2025 Notes matured on the 2025 Notes Par Call Date), in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the 2025 Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the 2025 Notes being redeemed to the redemption date.

“2025 Adjusted Treasury Rate” means, with respect, to any redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to the 2025 Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the 2025 Notes (assuming, for this purpose, that the 2025 Notes matured on the 2025 Notes Par Call Date) being redeemed, yields for the two published maturities most closely corresponding to the 2025 Comparable Treasury Issue shall be determined and the 2025 Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the 2025 Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y) 0.15%.

The Company may redeem the 2042 Notes at its option, at any time in whole or from time to time in part.

The redemption price for the 2042 Notes to be redeemed on any redemption date that is prior to May 7, 2042 will be equal to the greater of:  (1) the principal amount of the 2042 Notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the 2042 Make-Whole Amount for the 2042 Notes being redeemed.

The redemption price for the 2042 Notes to be redeemed on any redemption date that is on or after May 7, 2042 will be equal to 100% of the principal amount of the 2042 Notes being redeemed on the redemption date, plus accrued and unpaid interest to the redemption date.

“2042 Make-Whole Amount” means, as determined by a 2042 Quotation Agent, the sum of the present values of the principal amount of the 2042 Notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the 2042 Notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the 2042 Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the 2042 Notes being redeemed to the redemption date.

“2042 Adjusted Treasury Rate” means, with respect, to any redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to the 2042 Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the 2042 Notes being redeemed, yields for the two published maturities most closely corresponding to the 2042 Comparable Treasury Issue shall be determined and the 2042 Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the 2042 Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y) 0.10%.

“2042 Comparable Treasury Issue” means the United States Treasury security selected by the 2042 Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the 2042 Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of 2042 Notes.

“2042 Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the 2042 Adjusted Treasury Rate is applicable, the average of four, or such lesser number as is obtained by the indenture trustee, 2042 Reference Treasury Dealer Quotations for such redemption date.

The 2017 Notes are not redeemable prior to maturity.

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 “2025 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the 2025 Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of 2025 Notes.

“2025 Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the 2025 Adjusted Treasury Rate is applicable, the average of four, or such lesser number as is obtained by the indenture trustee, 2025 Reference Treasury Dealer Quotations for such redemption date.

“2025 Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with Praxair.

“2025 Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.
“2025 Reference Treasury Dealer Quotations” means, with respect to each 2025 Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the 2025 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2025 Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

 “2042 Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with Praxair.

“2042 Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc. and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.

“2042 Reference Treasury Dealer Quotations” means, with respect to each 2042 Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the 2042 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2042 Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Purchase Price:	99.167% of the principal amount thereof	98.963% of the principal amount thereof, plus interest deemed to have accrued from November 7, 2014	99.850% of the principal amount thereof
Public Offering Price:	99.617% of the principal amount thereof, plus accrued interest, if any, from February 5, 2015	99.838% of the principal amount thereof, plus interest deemed to have accrued from November 7, 2014	100.00% of the principal amount thereof, plus accrued interest, if any, from February 5, 2015
Additional Terms:	None	None	None

which terms shall be set forth in a pricing term sheet substantially in the form of Exhibit 1 attached hereto (the “Pricing Term Sheet”).

The Offered Securities will be made available for checking and packaging at the offices of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

[Signature pages follow]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES LLC
RBS SECURITIES INC.
WELLS FARGO SECURITIES, LLC

On behalf of themselves and
as Representatives of the
Several Underwriters

By: CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Richard Myers
Name: Richard Myers
Title: Director

By: J.P. MORGAN SECURITIES LLC
By: /s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

By: RBS SECURITIES INC.
By: /s/ Moshe Tomkiewicz
Name: Moshe Tomkiewicz
Title: Managing Director

By: WELLS FARGO SECURITIES, LLC

By: /s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

[Signature Page to Terms Agreement]

The foregoing Terms Agreement
is hereby confirmed as of the
date first above written

PRAXAIR, INC.

By:     /s/ Timothy S. Heenan
Name: Timothy S. Heenan
Title: Vice President and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

Underwriters	Amount of 2025 Notes to be Purchased	Amount of 2042 Notes to be Purchased	Amount of 2017 Notes to be Purchased
Credit Suisse Securities (USA) LLC	$86,000,000	$43,000,000	$32,250,000
J.P. Morgan Securities LLC	86,000,000	43,000,000	32,250,000
RBS Securities Inc.	86,000,000	43,000,000	32,250,000
Wells Fargo Securities, LLC	86,000,000	43,000,000	32,250,000
ANZ Securities, Inc. .	8,000,000	4,000,000	3,000,000
BBVA Securities Inc. .	8,000,000	4,000,000	3,000,000
Goldman, Sachs & Co. .	8,000,000	4,000,000	3,000,000
Itau BBA USA Securities, Inc. .	8,000,000	4,000,000	3,000,000
Mitsubishi UFJ Securities (USA), Inc.	8,000,000	4,000,000	3,000,000
PNC Capital Markets LLC	8,000,000	4,000,000	3,000,000
SG Americas Securities, LLC	8,000,000	4,000,000	3,000,000
Total	$400,000,000	$200,000,000	$150,000,000

EXHIBIT 1
Pricing Term Sheet
Final Term Sheet
Filed pursuant to Rule 433
Dated January 29, 2015

Relating to
Prospectus Supplement dated January 29, 2015 to
Registration Statement No. 333-183150

$400,000,000 2.650% Notes due 2025 (“2025 Notes”)
$200,000,000 3.550% Notes due 2042 (“2042 Notes”)
$150,000,000 Floating Rate Notes due 2017 (“2017 Notes”)

Issuer:	Praxair, Inc.
Expected Ratings (Moody’s / S&P)*:
Trade Date:	January 29, 2015
Settlement Date**:	February 5, 2015 (T+5)
	2025 Notes	2042 Notes	2017 Notes
Title of Securities:	2.650% Notes due 2025	3.550% Notes due 2042	Floating Rate Notes due 2017
Principal Amount:	$400,000,000	$200,000,000. The 2042 Notes offered hereby will be part of the same series of notes as the $475,000,000 aggregate principal amount of 3.550% Notes due 2042 issued and sold by Praxair, Inc. on November 7, 2012 and May 7, 2013.	$150,000,000
CUSIP / ISIN:	74005P BN3/ US74005PBN33	74005P BD5 / US74005PBD50	74005P BM5 / US74005PBM59
Maturity Date:	February 5, 2025	November 7, 2042	February 3, 2017
Benchmark Treasury:	T 2.250% due November 15, 2024	T 3.125% due August 15, 2044	N/A
Benchmark Treasury Price and Yield:	104-17 / 1.744%	117-13 / 2.309%	N/A
Spread to Benchmark Treasury:	+95 basis points	+125 basis points	N/A
Yield to Maturity:	2.694%	3.559%	N/A
Interest Rate:	2.650% per annum	3.550% per annum	Federal Funds Effective Rate +33 basis points
Public Offering Price (Issue Price):	99.617% of the principal amount thereof	99.838% of the principal amount thereof, plus interest deemed to have accrued since November 7, 2014	100.00% of the principal amount thereof
Interest Payment Dates:	Semi-annually in arrears on each February 5 and August 5 commencing August 5, 2015	Semi-annually in arrears on each May 7 and November 7 commencing May 7, 2015	February 3, May 3, August 3 and November 3 of each year, commencing May 3, 2015
Interest Record Dates:	January 20 and July 20	April 23 and October 24	15th day immediately preceding the related interest payment date
Day Count Convention:	30/360	30/360	Actual/360
Redemption Provisions:
Make-Whole Call:	Treasury Rate plus 15 basis points prior to November 5, 2024	Treasury Rate plus 10 basis points prior to May 7, 2042	The 2017 Notes are not redeemable prior to maturity
Par Call:	On or after November 5, 2024	On or after May 7, 2042
Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC RBS Securities Inc. Wells Fargo Securities, LLC
Co-Managers:	ANZ Securities, Inc. BBVA Securities Inc. Goldman, Sachs & Co. Itau BBA USA Securities, Inc. Mitsubishi UFJ Securities (USA), Inc. PNC Capital Markets LLC SG Americas Securities, LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**We expect that delivery of the notes will be made to investors on or about February 5, 2015, which will be the fifth business day following the date of this final term sheet (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade notes on the date of the prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of the prospectus supplement of the next succeeding business day should consult their advisors.

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC, toll free at 1-800-221-1037, J.P. Morgan Securities LLC, collect at 1-212-834-4533, RBS Securities Inc., toll free at 1-866-884-2071 or Wells Fargo Securities, LLC, toll free at 1-800-645-3751.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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